UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 24, 2014
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

a.
On April 24, 2014, The Wet Seal, Inc. (the "Company") committed to a plan to wind down the operations of its Arden B brand (the "Plan") due to the long-term financial underperformance of the business. Arden B currently operates 54 mall-based stores and an e-commerce web site. As part of the Plan, the Company expects that 31 Arden B locations will transition to Wet Seal Plus merchandise and that the remaining 23 locations will transition from Arden B to Wet Seal merchandise. Where permissible, the Company intends that Arden B locations will be refreshed with either Wet Seal or Wet Seal Plus signage. The Company expects to complete this transition by the start of the back-to-school selling season in late July 2014. The Company further expects that, through lease expirations and the exercise of early termination provisions, the Company will close 15 of the current Arden B locations through the remainder of fiscal 2014 and 16 Arden B locations in fiscal 2015. For the interim period while Arden B locations remain open, the stores will offer Wet Seal or Wet Seal Plus merchandise, as noted above. As part of the Plan, the Company expects to reduce its corporate workforce by 12 employees. The Company notified affected employees and completed such workforce reduction on April 24, 2014. All references in this Current Report to "fiscal 2014" and “fiscal 2015" mean the fiscal years ending January 31, 2015 and January 30, 2016, respectively.

b.	As part of the Plan, the Company expects to incur and recognize:

i.	approximately $0.1 million in cash charges within selling, general and administrative expenses on its consolidated statement of operations for severance costs during the first quarter of fiscal 2014;

ii.
approximately $0.3 million in cash charges within selling, general and administrative expenses on its consolidated statement of operations for store employee retention programs during the second and third quarters of fiscal 2014;

iii.
up to approximately $3.0 million of non-cash asset impairment charges on its consolidated statement of operations in the first quarter of fiscal 2014, further described under Item 2.06 Material Impairments below; and

iv.
approximately $0.5 million in future cash expenditures for the reimbursement to landlords of unamortized tenant allowances for stores expected to close in fiscal 2014 and fiscal 2015 as a result of the exercise of early termination provisions. Such amounts are currently recorded within deferred rent in the Company’s consolidated balance sheet and will not affect the Company’s consolidated statement of operations upon reimbursement to landlords.

c.
The Company estimates that the total amount of charges expected to be incurred to its consolidated statement of operations in the first through third quarters of fiscal 2014 in connection with the Plan, including the charges set forth in paragraph (b)(i) through (b)(iii) above, is approximately $3.4 million.

d.
The Company estimates the amount of charges to its consolidated statement of operations that will result in future cash expenditures during the 2014 fiscal year to be approximately $0.4 million, as described in paragraph (b)(i) and (b)(ii) above with respect to employee severance and retention plans. The Company also estimates that it will incur future cash expenditures during the fiscal 2014 and 2015 years of approximately $0.5 million that will not affect its consolidated statement of operations, as described in paragraph (b)(iv) above with respect to the reimbursement to landlords of unamortized tenant allowances.

Item 2.06 Material Impairments

The Company evaluates the carrying value of long-lived assets for impairment quarterly or whenever events or changes in circumstances indicate that the carrying value of such assets may not be recoverable. The Company's commitment to the Plan to wind down the operations of its Arden B brand was an event indicating the carrying value of the long-lived assets for the Arden B locations may not be recoverable. The Company’s commitment to the Plan on April 24, 2014 occurred during the Company's quarterly evaluation of the carrying value of its long-lived assets. The Company anticipates that its evaluation of the carrying value of the long-lived assets for the Arden B locations will result in non-cash asset impairment charges of up to the current carrying values of those assets, or approximately $3.0 million, in the first quarter of fiscal 2014. In the event that the Company concludes that current carrying values of the long-lived assets for the Arden B locations are not fully impaired in the first quarter of fiscal 2014, and depending upon the future performance of the Arden B locations, the Company may incur additional non-cash asset impairment charges for the Arden B locations in future periods for the remaining portion of the long-lived assets which are not fully impaired in the first quarter of fiscal 2014. The Company does not anticipate that the total non-cash asset impairment charges for the Arden B locations for the first quarter of fiscal 2014 and all future periods will exceed approximately $3 million.

Item 7.01 Regulation FD Disclosure.
Press release on the above referenced Plan.
The Company issued a press release on April 25, 2014 on the above referenced Plan. The full text of the press release issued in connection with the above referenced Plan is attached as Exhibits 99.1 to this Current Report on Form 8-K.
Other disclosure items.
The Company disclosed that its Board of Directors has formed a review committee consisting of three directors, which is intended to assist the Company’s management and Board to initially review and evaluate various unsolicited expressions of interests and business opportunities which are presented to the Company from time to time. The committee is not authorized to retain any outside advisors. The Company reiterated that its policy is not to comment on market rumors and specifically disclaims any obligation to update this disclosure.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This Form 8-K contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, the Company’s Arden B exit plans described above, the Company’s estimates as to various costs, charges and expenditures, the timing of expected actions, as well as any other statements regarding the intent, belief, plans or expectations of the Company or its management or which are not of historical facts. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on a number of factors, including factors beyond the Company's control. Accordingly, the Company's future performance and financial results and actual results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, the fact that the actual charges the Company expects to incur may exceed the estimates provided above, it may take longer to close certain of the Arden B locations than currently anticipated and landlords may try to seek additional reimbursement beyond those estimated by the Company, the Company’s estimates as to its cash expenditures may differ materially from the estimates provided above, the Company may not be able to refresh the signage of stores as anticipated, the financial performance of the Arden B locations may be significantly below the historical results for those locations and the other factors described in the Company's other filings with the Securities and Exchange Commission. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: April 28, 2014	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release, dated April 25, 2014, issued by the Company.